UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): August 4, 2005

MINDSPEED TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	000-50499 (Commission File Number)	01-0616769 (I.R.S. Employer Identification No.)
4000 MacArthur Boulevard, East Tower
Newport Beach, California 92660-3095
(Address of Principal Executive Offices) (Zip Code)
(949) 579-3000
(Registrant’s telephone number,
including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On August 4, 2005, Mindspeed Technologies, Inc. (the “Company”) entered into an agreement with Michael T. Hayashi, a member of the Company’s Board of Directors, which is substantially identical to the Form of Indemnification Agreement filed as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2005.
The Indemnification Agreement provides that the Company will indemnify Mr. Hayashi from and against any expenses incurred by Mr. Hayashi as provided in Article III, Section 14 of the Company’s bylaws (subject to the procedural provisions specified in the Company’s bylaws) and, to the extent the laws of Delaware are amended to increase the scope of permissible indemnification, to the fullest extent of Delaware law. The foregoing summary of the Indemnification Agreement is qualified in its entirety by reference to Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2005.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
On August 4, 2005, the Company’s Board of Directors appointed Mr. Hayashi to the Board of Directors and as a member of the Governance and Board Composition Committee. A copy of the press release announcing Mr. Hayashi’s appointment is filed as Exhibit 99.1 hereto.
Item 9.01 Financial Statements and Exhibits
     (c) Exhibits

Exhibit	Description
99.1	Press Release, dated August 8, 2005.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MINDSPEED TECHNOLOGIES, INC.
Date: August 9, 2005	By:	/s/ Bradley W. Yates
Bradley W. Yates
Senior Vice President and Chief Administrative Officer

EXHIBIT INDEX

Exhibit	Description
99.1	Press Release, dated August 8, 2005.